EXHIBIT 99.1

LIVE NATION ENTERTAINMENT ANNOUNCES LAUNCH OF CONVERTIBLE SENIOR NOTES OFFERING

LOS ANGELES (January 9, 2023) – Live Nation Entertainment, Inc. (NYSE: LYV) (the “company”) today announced that it intends to offer, subject to market and other conditions, $850.0 million in aggregate principal amount of convertible senior notes due 2029 (the “Convertible Notes”). The company intends to use a portion of the net proceeds from the Convertible Notes offering to fund the cost of entering into the capped call transactions described below. The company intends to use the remainder of the net proceeds from the Convertible Notes offering to effect the repurchase of a portion of its 2.5% convertible senior notes due 2023 (the “existing convertible notes”) in one or more separate and individually negotiated transactions with one or more holders of the existing convertible notes, to pay related fees and expenses and for general corporate purposes, which may include the repayment or repurchase of certain of its outstanding indebtedness.

In connection with the Convertible Notes offering, the company expects to grant the initial purchasers the right to purchase, for settlement within a 13-day period beginning on, and including, the date the Convertible Notes are first issued, up to an additional $85.0 million aggregate principal amount of Convertible Notes. If the initial purchasers exercise their option to purchase additional Convertible Notes, then the company intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below.

The Convertible Notes will accrue interest payable semi-annually in arrears and will mature on January 15, 2029, unless repurchased, redeemed or converted in accordance with their terms prior to such date. Prior to the close of business on the business day immediately preceding October 15, 2028, the Convertible Notes will be convertible only upon satisfaction of certain conditions and during certain periods; thereafter, the Convertible Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the Convertible Notes will receive shares of the company's common stock, cash or a combination thereof, at the company's election. Holders of the Convertible Notes will have the right to require the company to repurchase all or a portion of their Convertible Notes at 100% of their principal, plus any accrued and unpaid interest, upon the occurrence of certain corporate events constituting a "fundamental change" as defined in the indenture for the Convertible Notes. The company may not redeem the Convertible Notes prior to January 21, 2026. The company may redeem for cash all or any portion of the Convertible Notes, at its option, on a redemption date occurring on or after January 21, 2026 and before the 41st scheduled trading day before the maturity date, but only if the last reported sale price of the company’s common stock has been at least 130% of the conversion price then in effect for a specified period of time. The redemption price will equal 100% of the principal amount of the Convertible Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

In connection with the pricing of the Convertible Notes, the company expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected to initially cover, subject to anti-dilution adjustments substantially similar to those applicable to the Convertible Notes, the number of shares of the company’s common stock underlying the Convertible Notes. If the initial purchasers exercise their option to purchase additional Convertible Notes, the company expects to enter into additional capped call transactions with the option counterparties.

The capped call transactions are expected generally to reduce the potential dilution to the company’s common stock upon any conversion of the Convertible Notes and/or offset any potential cash payments the company is required to make in excess of the principal amount of converted notes, as the case may be. If, however, the market price per share of the company’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the company’s common stock and/or purchase shares of the company’s common stock concurrently with or shortly after the pricing of the Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of the company’s common stock or the Convertible Notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the company’s common stock and/or purchasing or selling shares of the company’s common stock or other securities of the company in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and (x) are likely to do so during any conversion reference period related to a conversion of the Convertible Notes or following any repurchase of the Convertible Notes by the company in connection with any fundamental change and (y) are likely to do so following any repurchase of the Convertible Notes by the company other than in connection with any fundamental change if the company elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or decrease in the market price of the company’s common stock or the Convertible Notes, which could affect the holders’ ability to convert the Convertible Notes and, to the extent the activity occurs following conversion or during any conversion reference period related to a conversion of the Convertible Notes, it could affect the number of shares of the company’s common stock and value of the consideration that holders will receive upon conversion of the Convertible Notes.

In connection with the pricing of the Convertible Notes, the company also expects to repurchase the existing convertible notes in one or more separate and individually negotiated transactions with one or more holders of the existing convertible notes. The company expects that holders of the existing convertible notes that sell their existing convertible notes as described above may enter into or unwind various derivatives with respect to the company’s common stock (including entering into derivatives with one or more of the initial purchasers in the Convertible Notes offering or their respective affiliates) and/or purchase or sell shares of the company’s common stock concurrently with or shortly after the pricing of the Convertible Notes. The repurchase of the existing convertible notes, and the potential related market activities by holders of the existing convertible notes participating in the repurchases, could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of the company’s common stock, which may affect the trading price of the Convertible Notes at that time and the initial conversion price of the Convertible Notes. The company cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Convertible Notes or its common stock.

The Convertible Notes will be offered through a private placement and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. As a result, the Convertible Notes and any common stock issuable upon conversion of the Convertible Notes may not be offered or sold in the United States except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Convertible Notes will be offered only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A of the Securities Act. This news release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or any common stock issuable upon conversion of the Convertible Notes, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements
This news release contains forward-looking statements, including statements related to the offerings and the expected use of the net proceeds, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, without limitation, risks related to whether the company will consummate the offering of the Convertible Notes on the expected terms, or at all, the anticipated terms of, and the effects of entering into, the capped call transactions described above, market and other general economic conditions, and the fact that the company's management will have discretion in the use of the proceeds from the sale of the Convertible Notes. The company refers you to the documents it files with the Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of its annual report on Form 10-K for the year ended December 31, 2021, which contains and identifies important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

About Live Nation Entertainment
Live Nation Entertainment (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Sponsorship.

Contact:
Investors: IR@livenation.com
Media: Media@livenation.com